SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT — December 21, 2006
(Date of Earliest Event Reported)
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation.
Item 3.02	Unregistered Sales of Equity Securities.
Item 9.01.	Exhibits.
SIGNATURE
Exhibit Index
EX-4.1: FORM OF CONVERTIBLE SUBORDINATED NOTE
EX-4.2: FORM OF WARRANT TO PURCHASE COMMON STOCK
EX-10.68: AGREEMENT DATED 12-21-2006*
EX-10.69: AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SUPPLY AGREEMENT
EX-10.70: SECURITIES PURCHASE AGREEMENT

* Confidential treatment requested. Confidential portions of this document have been redacted and filed separately with the Securities & Exchange Commission.

Item 1.01           Entry into a Material Definitive Agreement.
Crinone Agreement
     On December 21, 2006, Columbia Laboratories, Inc. (the “Company”) entered into an Agreement (the “Crinone Agreement”) by and among Ares Trading S.A. (“Ares”), Serono Inc., (“Serono”), the Company and its wholly-owned subsidiary, Columbia Laboratories (Bermuda), Ltd. (“Columbia Bermuda”), pursuant to which (i) Ares and Columbia Bermuda agreed to amend the Amended and Restated License and Supply Agreement dated as of June 4, 2002 between Ares and Columbia Bermuda (the “Amended and Restated License and Supply Agreement”) to terminate Ares’s rights thereunder to market, use and sell Crinone in the United States (such amendment, “Amendment No. 1”), (ii) the parties agreed to terminate the Marketing License Agreement dated as of June 4, 2002 among Ares, Serono, Columbia and Columbia Bermuda (the “Marketing License Agreement”), (iii) Columbia agreed to pay to Ares a termination payment of $33 million, and (iv) Columbia agreed to purchase Ares’s existing inventory of Crinone in the United States. The Company will have a reduction in revenues for the fourth quarter of 2006 of approximately $580,000 due to the repurchase of saleable inventory.
     Crinone is the brand name of progesterone gel sold by Ares worldwide pursuant to the Amended and Restated License and Supply Agreement. Prochieve is the brand name of the same progesterone gel sold by the Company in the United States under the Marketing License Agreement. The Company’s revenues from Crinone in the United States in recent years were approximately $3.1 million annually in the form of a “transfer price,” which was 30% of Crinone net sales in the United States, plus approximately $1.4 million in the form of a royalty, which was 40% of Crinone net sales in the United States on prescriptions by non-fertility specialists (all pursuant to the Amended and Restated License and Supply Agreement). The Company’s annual revenues from Prochieve were approximately $4.0 million in calendar year 2006, for which the Company paid Serono 30% of such revenues as a royalty (pursuant to the Marketing License Agreement). Upon consummation of the transactions under the Crinone Agreement, Columbia will have the sole right to market both Crinone and Prochieve in the United States.
     The transactions under the Crinone Agreement closed on December 22, 2006.
     The foregoing is a summary of the terms of the Crinone Agreement and Amendment No. 1 and does not purport to be complete and is qualified in its entirety by reference to the full text of the Crinone Agreement and Amendment No. 1 which are filed as Exhibits 10.68 and 10.69, respectively, hereto and are incorporated herein by reference .
Securities Purchase Agreement
     On December 21, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) set forth on Exhibit A thereto (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on December 22, 2006 the Company issued, for aggregate consideration of approximately $40 million (i) subordinated convertible notes in aggregate principal amount of $39,999,997.75 million (the “Notes”), which Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) warrants to purchase 2,285,714 shares of Common Stock (“Warrants”) with an exercise price of $5.50 per share (the “Private Placement”).

     A portion of the proceeds from the Private Placement were used to make the required payments under the Crinone Agreement; the balance will be used to pay related expenses and for working capital.
     The Notes will bear interest at the initial rate of 8% per annum, payable quarterly in arrears commencing April 1, 2007. If the Company receives the approval of the United States Food and Drug Administration to a new drug application, amendment or supplement permitting the marketing of progesterone gel 8% for the prevention of recurrent preterm birth, the interest rate on the Notes reduces to 5% per annum.
     The principal amount of the Notes, together with any accrued and unpaid interest thereon (collectively, the “Conversion Amount”), is convertible by the holders of the Notes at any time following their issuance into shares of Common Stock at an initial conversion price of $5.25 per share. The conversion price is subject to adjustment if the Company subdivides or combines the outstanding Common Stock and under certain other circumstances, as set forth in the Notes.
     The maturity date of the Notes is December 31, 2011. If, at any time after December 22, 2009, the dollar-volume weighted average price of the Common Stock exceeds, for any twenty consecutive trading days, 200% of the conversion price of the Notes, then the Company will have the right to require the holders of the Notes to convert up to 100% of the outstanding principal amount at the Conversion Amount into shares of Common Stock at the then applicable conversion price. The holders of the Notes will have the right to require the Company to redeem all or any portion of their Notes for cash upon a Change of Control (as defined in the Notes), and, under certain circumstances, to pay a Make-Whole Premium (as defined in the Notes).
     The Notes contain customary events of default. After an event of default (other than a bankruptcy event, in which case the Notes become immediately due and payable), the holders representing at least 25% of the aggregate principal amount of the Notes may declare all or any portion of the Notes to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes.
     The Notes are subordinated in right of payment to the Company’s obligations to PharmaBio Development Inc. (“PharmaBio”) under the Investment and Royalty Agreements dated July 31, 2002 and March 5, 2005 between PharmaBio and the Company.
     The Warrants are exercisable during the period commencing 180 days after the issue date and ending on December 22, 2011, unless earlier exercised or terminated as provided in the Warrant. The Warrants are exercisable for an aggregate of 2,285,714 shares of Common Stock at an exercise price of $5.50 per share, subject to adjustment in certain circumstances.
     Under the terms of the Securities Purchase Agreement, the Company has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (“SEC”) to register for resale the shares of Common Stock issuable upon the conversion of the Notes and exercise of the Warrants. The registration statement is required under the Securities Purchase Agreement to become effective on the earlier of (i) the date which is 120 days following the closing, and (ii) the date which is five business days following the date the Company receives written notice from the SEC that no review of the registration statement will be made by the staff of the SEC or that the staff has no further comments to the registration statement. The Company will be required to make certain cash payments to the holders of the Notes and Warrants if it does not meet its registration obligations under the Securities Purchase Agreement as set forth therein.
     The Notes and the Warrants are being offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Purchasers and certain representations made by them to the Company.
     The following Purchasers were, individually or with their respective affiliates, holders of more than 5.0% of the Company’s outstanding capital stock immediately prior to execution of the Securities Purchase Agreement: Perry Corp., David M. Knott and John P. Curran.
     The aggregate placement agent commissions are expected to be approximately $1,250,000. Rodman & Renshaw LLP acted as the Company’s placement agent for the Private Placement.
     The transactions under the Securities Purchase Agreement closed, and the Notes and Warrants were issued, on December 22, 2006.
     The foregoing is a summary of the terms of the Securities Purchase Agreement, the Notes and the Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, and the forms of Notes and Warrants which are filed as Exhibits 10.70, 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.
Item 1.02           Termination of a Material Definitive Agreement.
     Pursuant to the Crinone Agreement, the parties thereto have terminated the Marketing License Agreement. A description of the Crinone Agreement is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03           Creation of a Direct Financial Obligation.
     A description of the Securities Purchase Agreement, the Notes and the Warrants set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.02           Unregistered Sales of Equity Securities.
     A description of the Securities Purchase Agreement, the Notes and the Warrants set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 9.01.           Exhibits.

(d)	Exhibits

4.1	Form of Convertible Subordinated Note

4.2	Form of Warrant to Purchase Common Stock

10.68	Agreement, dated December 21, 2006, by and among Ares Trading S.A., Serono, Inc., the Company and its wholly-owned subsidiary, Columbia Laboratories (Bermuda), Ltd.*

10.69	Amendment No. 1 to the Amended and Restated License and Supply Agreement, entered into December 21, 2006, by and between Ares Trading S.A and Columbia Laboratories (Bermuda), Ltd.

10.70	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.

* Confidential treatment requested. Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 26, 2006

COLUMBIA LABORATORIES, INC.
By:	/S/ James Meer
James Meer
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

4.1	Form of Convertible Subordinated Note

4.2	Form of Warrant to Purchase Common Stock

10.68	Agreement, dated December 21, 2006, by and among Ares Trading S.A., Serono, Inc., the Company and its wholly-owned subsidiary, Columbia Laboratories (Bermuda), Ltd.*

10.69	Amendment No. 1 to the Amended and Restated License and Supply Agreement, entered into December 21, 2006, by and between Ares Trading S.A. and Columbia Laboratories (Bermuda), Ltd.

10.70	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.

* Confidential treatment requested. Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.